                                                            As filed pursuant to
                                                            Rule 424B5
                                                            Reg. # 333-73712


SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 4, 2002
(TO PROSPECTUS DATED DECEMBER 14, 2001)

                                  $219,000,000

                               CWABS MASTER TRUST
                        (FOR THE SERIES 2002-B SUBTRUST)
                                     ISSUER


                                   CWABS, INC.
                                    DEPOSITOR


                              [LOGO] COUNTRYWIDE(R)
                                   HOME LOANS
                           SPONSOR AND MASTER SERVICER


                        REVOLVING HOME EQUITY LOAN ASSET
                           BACKED NOTES, SERIES 2002-B



                                   [FGIC LOGO]



    This Supplement updates the Prospectus Supplement dated March 4, 2002 that has been issued with respect to the Series 2002-B Revolving Home Equity Loan Asset Backed Notes.

    Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of July 31, 2002.

    Pages S-17 and S-18 of the Prospectus Supplement include certain financial information of the Note Insurer. Appendix II to this Supplement updates certain of that information.

    Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer's servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix III to this Supplement updates certain of that information.

    This Supplement also updates the "Method of Distribution" section, on page S-59 and the "Legal Matters" section, on page S-60 in the Prospectus Supplement, as described on the next page.




COUNTRYWIDE SECURITIES CORPORATION

                         GREENWICH CAPITAL MARKETS, INC.
                                                                        JPMORGAN



                The date of this supplement is September 3, 2002

                             METHOD OF DISTRIBUTION

    Subject to the terms of the underwriting agreement among the depositor, Countrywide Securities Corporation ("CSC"), Greenwich Capital Markets, Inc. ("GREENWICH CAPITAL"), J.P. Morgan Securities Inc. ("J.P. MORGAN" and, together with CSC and Greenwich Capital, the "UNDERWRITERS") and a terms agreement, dated September 3, 2002, between the depositor and the Underwriters, the depositor has agreed to sell to the Underwriters on September 4, 2002, and each of the Underwriters has severally agreed to purchase, the principal amount of notes set forth below its name in the table below. The notes being offered pursuant to the terms agreement are referred to as the "OFFERED NOTES." Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $203,668,617.65 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $15,000.


            COUNTRYWIDE
            SECURITIES          GREENWICH CAPITAL        J.P. MORGAN
            CORPORATION           MARKETS, INC.        SECURITIES INC.
            -----------           -------------        ---------------
           $197,100,000            $10,950,000           $10,950,000


    Distribution of the Offered Notes will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The depositor has been advised by each Underwriter that it intends to make a market in the Offered Notes purchased by it but no Underwriter has any obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

    CSC is an affiliate of the depositor, the sponsor, and the master servicer.

    The depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters with respect to the notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass on certain legal matters on behalf of the underwriters.

                           ---------------------------

    This supplement does not contain complete information about the Offered Notes. Additional information is contained in the prospectus supplement dated March 4, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated December 14, 2001. You are urged to read this supplement, the prospectus supplement, and the prospectus in full.

    Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-B on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor and master servicer or any of the Underwriters, and none of those parties makes any representation as to the accuracy or completeness of that information.

        APPENDIX I - STATISTICAL INFORMATION (AS OF JULY 31, 2002) ABOUT
                               THE MORTGAGE LOANS

         The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on July 31, 2002.

                                                   PRINCIPAL BALANCES
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
          RANGE OF PRINCIPAL BALANCES ($)         MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     ----------------------------------------     --------------       -----------------       -------------------
      0.00 to 10,000.00 .................            15,813              $   54,029,605                 3.40%
      10,000.01 to 20,000.00 ............            16,271                 248,035,145                15.61
      20,000.01 to 30,000.00 ............            12,613                 316,034,197                19.89
      30,000.01 to 40,000.00 ............             6,177                 215,017,439                13.53
      40,000.01 to 50,000.00 ............             4,120                 187,183,344                11.78
      50,000.01 to 60,000.00 ............             1,821                 100,135,163                 6.30
      60,000.01 to 70,000.00 ............             1,156                  75,165,257                 4.73
      70,000.01 to 80,000.00 ............               892                  66,920,956                 4.21
      80,000.01 to 90,000.00 ............               527                  44,884,728                 2.82
      90,000.01 to 100,000.00 ...........               699                  67,681,802                 4.26
     100,000.01 to 125,000.00 ...........               415                  46,636,101                 2.93
     125,000.01 to 150,000.00 ...........               393                  55,674,098                 3.50
     150,000.01 to 175,000.00 ...........                99                  16,109,836                 1.01
     175,000.01 to 200,000.00 ...........                99                  19,002,211                 1.20
     200,000.01 to 225,000.00 ...........                48                  10,214,054                 0.64
     225,000.01 to 250,000.00 ...........                44                  10,542,622                 0.66
     250,000.01 to 275,000.00 ...........                30                   7,910,264                 0.50
     275,000.01 to 300,000.00 ...........                39                  11,434,193                 0.72
     300,000.01 to 325,000.00 ...........                 8                   2,467,578                 0.16
     325,000.01 to 350,000.00 ...........                11                   3,728,242                 0.23
     350,000.01 to 375,000.00 ...........                11                   3,986,003                 0.25
     375,000.01 to 400,000.00 ...........                 9                   3,511,681                 0.22
     400,000.01 to 425,000.00 ...........                 9                   3,729,887                 0.23
     425,000.01 to 450,000.00 ...........                 7                   3,109,801                 0.20
     450,000.01 to 475,000.00 ...........                 3                   1,406,137                 0.09
     475,000.01 to 500,000.00 ...........                17                   8,425,155                 0.53
     500,000.01 to 525,000.00 ...........                 1                     520,000                 0.03
     575,000.01 to 600,000.00 ...........                 2                   1,180,000                 0.07
     625,000.01 to 650,000.00 ...........                 2                   1,290,000                 0.08
     675,000.01 to 700,000.00 ...........                 2                   1,388,170                 0.09
     775,000.01 to 800,000.00 ...........                 1                     784,000                 0.05
     975,000.01 to 1,000,000.00 .........                 1                   1,000,000                 0.06
                                                     ------              --------------               ------
      Total                                          61,340              $1,589,137,667               100.00%
                                                     ======              ==============               ======


         As of July 31, 2002, the average principal balance of the Mortgage Loans was approximately $25,907.


                                                   LOAN PROGRAMS
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                   LOAN PROGRAMS                  MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     ------------------------------------         --------------       -----------------       -------------------
     5 Yr Draw, 5 Yr Repay ..............                98              $    1,500,860                  0.09%
     5 Yr Draw, 10 Yr Repay .............                96                   3,544,629                  0.22
     10 Yr Draw, 10 Yr Repay ............               954                  18,227,329                  1.15
     10 Yr Draw, 15 Yr Repay ............            59,791               1,553,175,503                 97.74
     15 Yr Draw, 0 Yr Repay .............               131                   4,186,874                  0.26
     15 Yr Draw, 10 Yr Repay ............               270                   8,502,472                  0.54
                                                     ------              --------------                ------
         Total                                       61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


                                                   LOAN RATES
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
              RANGE OF LOAN RATES (%)             MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     ------------------------------------         --------------       -----------------       -------------------
           2.501 - 3.000 ................                 8              $      208,640                  0.01%
           3.001 - 3.500 ................                 2                     125,331                  0.01
           3.501 - 4.000 ................            28,231                 714,982,643                 44.99
           4.001 - 4.500 ................             5,268                 120,350,032                  7.57
           4.501 - 5.000 ................             3,617                 115,489,091                  7.27
           5.001 - 5.500 ................             2,928                  95,446,987                  6.01
           5.501 - 6.000 ................             1,809                  56,166,960                  3.53
           6.001 - 6.500 ................             1,463                  36,668,542                  2.31
           6.501 - 7.000 ................             7,609                 161,555,754                 10.17
           7.001 - 7.500 ................             4,334                 132,938,652                  8.37
           7.501 - 8.000 ................             2,283                  53,157,550                  3.35
           8.001 - 8.500 ................             2,744                  76,477,928                  4.81
           8.501 - 9.000 ................               403                  10,532,625                  0.66
           9.001 - 9.500 ................               453                  11,161,236                  0.70
           9.501 - 10.000 ...............               103                   1,692,542                  0.11
          10.001 - 10.500 ...............                21                     258,223                  0.02
          10.501 - 11.000 ...............                50                   1,478,333                  0.09
          11.001 - 11.500 ...............                14                     446,596                  0.03
                                                     ------              --------------                ------
                       Total                         61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


         As of July 31, 2002, the weighted average loan rate on the Mortgage Loans was approximately 5.205%.



                                    MONTHS REMAINING TO SCHEDULED MATURITY
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
       RANGE OF MONTHS REMAINING TO MATURITY      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     ------------------------------------         --------------       -----------------       -------------------
     97-108 .............................                 9              $      198,086                  0.01%
     109 - 120 ..........................                89                   1,302,773                  0.08
     157 - 168 ..........................                 8                     351,431                  0.02
     169 - 180 ..........................               219                   7,380,072                  0.46
     217 - 228 ..........................                67                   1,237,065                  0.08
     229 - 240 ..........................               887                  16,990,264                  1.07
     241 - 252 ..........................                 2                      33,279                  0.00
     253 - 264 ..........................                 3                     127,683                  0.01
     277 - 288 ..........................             4,038                 104,949,885                  6.60
     289 - 300 ..........................            56,018               1,456,567,129                 91.66
                                                     ------              --------------                ------
                    Total                            61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


         As of July 31, 2002, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 291.

         The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and
(ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.


                          COMBINED LOAN-TO-VALUE RATIOS
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
      RANGE OF COMBINED LOAN-TO-VALUE RATIO%      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     ------------------------------------         --------------       -----------------       -------------------
      10.01  -  20.00.....................               27              $      769,686                  0.05%
      20.01  -  30.00.....................              292                  11,727,805                  0.74
      30.01  -  40.00.....................              648                  18,282,104                  1.15
      40.01  -  50.00.....................            1,245                  36,669,845                  2.31
      50.01  -  60.00.....................            2,201                  57,421,176                  3.61
      60.01  -  70.00.....................            5,422                 153,489,759                  9.66
      70.01  -  80.00.....................            9,128                 244,630,327                 15.39
      80.01  -  90.00.....................           25,359                 575,408,587                 36.21
      90.01  - 100.00.....................           17,018                 490,738,378                 30.88
                                                     ------              --------------                ------
              Total                                  61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======

         As of July 31, 2002, the weighted average combined loan-to-value ratio of the Mortgage Loans was 83.79%.

         The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.


                                               GEOGRAPHIC DISTRIBUTION
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                       STATE                      MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     -------------------------------------        --------------       -----------------       -------------------
     Alabama ............................               822              $   16,869,382                  1.06%
     Alaska .............................                91                   2,656,102                  0.17
     Arizona ............................             2,096                  49,343,008                  3.11
     California .........................            14,900                 511,238,616                 32.17
     Colorado ...........................             3,048                  86,747,497                  5.46
     Connecticut ........................               542                  14,777,552                  0.93
     Delaware ...........................               101                   2,130,041                  0.13
     District of Columbia ...............                45                   1,191,745                  0.07
     Florida ............................             3,332                  75,521,873                  4.75
     Georgia ............................             1,825                  44,220,855                  2.78
     Hawaii .............................               382                  13,338,849                  0.84
     Idaho ..............................               719                  16,114,030                  1.01
     Illinois ...........................             2,723                  63,679,960                  4.01
     Indiana ............................               982                  17,662,345                  1.11
     Iowa ...............................               310                   5,241,055                  0.33
     Kansas .............................               736                  13,598,956                  0.86
     Kentucky ...........................               363                   8,181,859                  0.51
     Louisiana ..........................               506                   9,730,479                  0.61
     Maine ..............................               193                   3,198,902                  0.20
     Maryland ...........................             1,037                  25,786,115                  1.62
     Massachusetts ......................             1,461                  38,490,060                  2.42
     Michigan ...........................             3,077                  64,701,973                  4.07
     Minnesota ..........................               741                  16,002,672                  1.01
     Mississippi ........................               194                   3,941,432                  0.25
     Missouri ...........................             1,160                  20,987,783                  1.32
     Montana ............................               279                   5,287,144                  0.33
     Nebraska ...........................               174                   3,024,914                  0.19
     Nevada .............................               872                  23,029,736                  1.45
     New Hampshire ......................               408                   9,175,893                  0.58
     New Jersey .........................             1,882                  50,950,064                  3.21
     New Mexico .........................               420                   8,877,952                  0.56
     New York ...........................             1,424                  39,784,574                  2.50
     North Carolina .....................             1,364                  29,333,235                  1.85
     North Dakota .......................                52                   1,148,723                  0.07
     Ohio ...............................             1,802                  32,560,509                  2.05
     Oklahoma ...........................               666                  13,213,422                  0.83
     Oregon .............................               909                  22,177,220                  1.40
     Pennsylvania .......................             1,983                  41,355,363                  2.60
     Rhode Island .......................               136                   2,822,294                  0.18
     South Carolina .....................               483                  10,397,504                  0.65
     South Dakota .......................                70                   1,102,617                  0.07
     Tennessee ..........................               959                  18,515,861                  1.17
     Texas ..............................                62                   1,114,760                  0.07
     Utah ...............................             1,180                  30,400,590                  1.91
     Vermont ............................                43                     736,241                  0.05
     Virginia ...........................             1,209                  28,379,790                  1.79
     Washington .........................             2,189                  62,561,166                  3.94
     West Virginia ......................               104                   1,683,084                  0.11
     Wisconsin ..........................             1,068                  19,871,747                  1.25
     Wyoming ............................               216                   6,280,124                  0.40
                                                     ------              --------------                ------
                   Total                             61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======

                                            CREDIT SCORES FOR THE MORTGAGE LOANS

                                                     NUMBER OF          AGGREGATE UNPAID       PERCENTAGE OF AGGREGATE
               RANGE OF CREDIT SCORES             MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
     -------------------------------------        --------------       -----------------       -------------------
     841 - 850 ..........................                 1              $            0                  0.00%
     821 - 840 ..........................               180                   2,473,563                  0.16
     801 - 820 ..........................             1,399                  25,943,078                  1.63
     781 - 800 ..........................             4,847                  98,570,264                  6.20
     761 - 780 ..........................             7,692                 170,024,706                 10.70
     741 - 760 ..........................             8,599                 210,124,404                 13.22
     721 - 740 ..........................             8,949                 229,154,687                 14.42
     701 - 720 ..........................             9,708                 267,216,325                 16.82
     681 - 700 ..........................             7,857                 225,074,418                 14.16
     661 - 680 ..........................             6,727                 206,608,356                 13.00
     641 - 660 ..........................             3,090                  88,559,180                  5.57
     621 - 640 ..........................             2,084                  58,836,061                  3.70
     601 - 620 ..........................               177                   5,818,144                  0.37
     581 - 600 ..........................                17                     471,405                  0.03
     561 - 580 ..........................                 5                     171,594                  0.01
     541 - 560 ..........................                 5                      62,963                  0.00
     520 or less ........................                 3                      28,519                  0.00
                                                     ------              --------------                ------
                  Total                              61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


         As of July 31, 2002 the weighted average credit score of the Mortgage Loans was approximately 717.



                                                       PROPERTY TYPE

                                                     NUMBER OF          AGGREGATE UNPAID        PERCENTAGE OF AGGREGATE
                    DESCRIPTION                   MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCE
     -------------------------------------        --------------       -----------------        -----------------------
     Single Family ......................            48,257              $1,240,804,836                 78.08%
     Planned Unit Development (PUD) .....             8,770                 250,705,931                 15.78
     Low-rise Condominium ...............             3,833                  85,085,133                  5.35
     2-4 Units ..........................               480                  12,541,767                  0.79
                                                     ------              --------------                ------
                  Total                              61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


                                  GROSS MARGINS

                                                                                                   PERCENTAGE OF
                  RANGE OF GROSS                     NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
                    MARGINS (%)                   MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
     -------------------------------------        --------------       -----------------       -------------------
     Less than 0.000 ....................                 3              $      129,751                  0.01%
     0.000 ..............................             6,818                 202,841,619                 12.76
     0.001 - 0.250 ......................               903                  32,529,187                  2.05
     0.251 - 0.500 ......................             6,554                 181,374,601                 11.41
     0.501 - 0.750 ......................               246                  14,060,596                  0.88
     0.751 - 1.000 ......................               462                  23,582,323                  1.48
     1.001 - 1.250 ......................             2,866                  69,264,662                  4.36
     1.251 - 1.500 ......................             1,701                  37,116,820                  2.34
     1.501 - 1.750 ......................             1,075                  27,724,814                  1.74
     1.751 - 2.000 ......................            13,580                 266,410,527                 16.76
     2.001 - 2.250 ......................             4,690                 113,940,827                  7.17
     2.251 - 2.500 ......................             8,754                 259,063,663                 16.30
     2.501 - 2.750 ......................               740                  25,193,239                  1.59
     2.751 - 3.000 ......................             4,138                  99,077,806                  6.23
     3.001 - 3.250 ......................               745                  14,619,664                  0.92
     3.251 - 3.500 ......................             4,563                 138,946,995                  8.74
     3.501 - 3.750 ......................             1,636                  37,886,476                  2.38
     3.751 - 4.000 ......................               228                   5,714,744                  0.36
     4.001 - 4.250 ......................               506                  12,395,574                  0.78
     4.251 - 4.500 ......................               166                   3,945,292                  0.25
     4.501 - 4.750 ......................               675                  17,565,469                  1.11
     4.751 - 5.000 ......................               176                   3,181,628                  0.20
     5.001 - 5.250 ......................                 5                      43,134                  0.00
     5.251 - 5.500 ......................                38                     420,293                  0.03
     5.501 - 5.750 ......................                 7                      66,552                  0.00
     5.751 - 6.000 ......................                 1                     116,480                  0.01
     6.001 - 6.250 ......................                50                   1,478,333                  0.09
     6.251 - 6.500 ......................                13                     296,596                  0.02
     6.501 - 6.750 ......................                 1                     150,000                  0.01
                                                     ------              --------------                ------
      Total                                          61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======

         As of July 31, 2002, the weighted average gross margin was 1.849%.

         The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.



                                             CREDIT LIMIT UTILIZATION RATES
                                                                                                   PERCENTAGE OF
                  RANGE OF CREDIT                    NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
            LIMIT UTILIZATION RATES (%)           MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
     -------------------------------------        --------------       -----------------        -------------------
      0.00 ..............................             7,447              $           24                  0.00%
      0.01 -  10.00 .....................             1,076                   2,991,171                  0.19
     10.01 -  20.00 .....................             1,250                   8,865,434                  0.56
     20.01 -  30.00 .....................             1,515                  16,490,647                  1.04
     30.01 -  40.00 .....................             1,727                  26,507,771                  1.67
     40.01 -  50.00 .....................             2,083                  35,556,444                  2.24
     50.01 -  60.00 .....................             2,320                  48,988,789                  3.08
     60.01 -  70.00 .....................             2,786                  66,817,572                  4.20
     70.01 -  80.00 .....................             3,279                  90,287,850                  5.68
     80.01 -  90.00 .....................             4,842                 142,649,673                  8.98
     90.01 - 100.00 .....................            33,015               1,149,982,291                 72.37
                                                     ------              --------------                ------
              Total                                  61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


         As of July 31, 2002, the average credit limit utilization rate of the Mortgage Loans was approximately 69.88%.

                                                   MAXIMUM LOAN RATES
                                                                                                   PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID        AGGREGATE PRINCIPAL
              MAXIMUM LOAN RATES (%)              MORTGAGE LOANS       PRINCIPAL BALANCE              BALANCE
     -------------------------------------        --------------       -----------------       -------------------
      8.750 .............................                 3              $       55,580                  0.00%
     16.000 .............................             1,365                  29,341,235                  1.85
     17.000 .............................             3,398                  76,760,330                  4.83
     18.000 .............................            56,508               1,481,042,168                 93.20
     21.000 .............................                61                   1,766,639                  0.11
     24.000 .............................                 5                     171,714                  0.01
                                                     ------              --------------                ------
                  Total                              61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======

         As of July 31, 2002, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.918%.



                                                  CREDIT LIMITS
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
              RANGE OF CREDIT LIMITS              MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     -------------------------------------        --------------       -----------------       -------------------
           0.00 to 10,000 ...............             2,956              $   17,493,775                  1.10%
      10,000.01 to 20,000 ...............            18,089                 203,665,431                 12.82
      20,000.01 to 30,000 ...............            15,920                 308,482,259                 19.41
      30,000.01 to 40,000 ...............             7,969                 214,447,464                 13.49
      40,000.01 to 50,000 ...............             6,682                 212,839,772                 13.39
      50,000.01 to 60,000 ...............             2,247                  97,009,287                  6.10
      60,000.01 to 70,000 ...............             1,495                  73,697,546                  4.64
      70,000.01 to 80,000 ...............             1,308                  70,816,461                  4.46
      80,000.01 to 90,000 ...............               777                  47,254,432                  2.97
      90,000.01 to 100,000 ..............             1,828                 101,683,382                  6.40
     100,000.01 to 125,000 ..............               498                  41,452,680                  2.61
     125,000.01 to 150,000 ..............               739                  70,422,551                  4.43
     150,000.01 to 175,000 ..............               128                  13,340,746                  0.84
     175,000.01 to 200,000 ..............               222                  25,060,361                  1.58
     200,000.01 to 225,000 ..............                55                   7,693,523                  0.48
     225,000.01 to 250,000 ..............                94                  12,724,634                  0.80
     250,000.01 to 275,000 ..............                55                   7,277,345                  0.46
     275,000.01 to 300,000 ..............                99                  17,249,258                  1.09
     300,000.01 to 325,000 ..............                15                   2,347,220                  0.15
     325,000.01 to 350,000 ..............                28                   5,196,921                  0.33
     350,000.01 to 375,000 ..............                12                   2,783,589                  0.18
     375,000.01 to 400,000 ..............                26                   6,483,676                  0.41
     400,000.01 to 425,000 ..............                 4                   1,614,348                  0.10
     425,000.01 to 450,000 ..............                11                   2,725,843                  0.17
     450,000.01 to 475,000 ..............                 2                     373,552                  0.02
     475,000.01 to 500,000 ..............                64                  17,845,303                  1.12
     500,000.01 to 525,000 ..............                 2                     890,754                  0.06
     550,000.01 to 575,000 ..............                 1                     234,544                  0.01
     575,000.01 to 600,000 ..............                 2                     600,000                  0.04
     600,000.01 to 625,000 ..............                 1                     303,839                  0.02
     625,000.01 to 650,000 ..............                 3                   1,290,000                  0.08
     675,000.01 to 700,000 ..............                 2                   1,388,170                  0.09
     775,000.01 to 800,000 ..............                 1                     784,000                  0.05
     875,000.01 to 900,000 ..............                 1                      40,000                  0.00
     975,000.01 to 1,000,000 ............                 4                   1,625,000                  0.10
                                                     ------              --------------                ------
     Total                                           61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


         As of July 31, 2002, the average credit limit of the Mortgage Loans was approximately $37,074.



                                                   LIEN PRIORITY
                                                                                                  PERCENTAGE OF
                                                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                   LIEN PRIORITY                  MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     -------------------------------------        --------------       -----------------       -------------------
          1st Liens .....................               497              $   40,130,744                  2.53%
          2nd Liens .....................            60,843               1,549,006,922                 97.47
                                                     ------              --------------                ------
                  Total                              61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======

                                                   DELINQUENCY STATUS
                                                                                                  PERCENTAGE OF
                  NUMBER OF DAYS                     NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                    DELINQUENT                    MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     -------------------------------------        --------------       -----------------       -------------------
     Current ............................            61,280              $1,587,155,557                 99.88%
     30 - 59 Days .......................                24                     877,591                  0.06
     60 - 89 Days .......................                13                     314,611                  0.02
     90+ Days ...........................                23                     789,908                  0.05
                                                     ------              --------------                ------
             Total                                   61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


                                                    ORIGINATION YEAR

                                                                                                  PERCENTAGE OF
                      YEAR OF                        NUMBER OF          AGGREGATE UNPAID       AGGREGATE PRINCIPAL
                    ORIGINATION                   MORTGAGE LOANS       PRINCIPAL BALANCE             BALANCE
     -------------------------------------        --------------       -----------------       -------------------
     2001 ...............................            52,277              $1,345,843,966                 84.69%
     2002 ...............................             9,063                 243,293,700                 15.31
                                                     ------              --------------                ------
            Total                                    61,340              $1,589,137,667                100.00%
                                                     ======              ==============                ======


            APPENDIX II - FINANCIAL INFORMATION OF THE NOTE INSURER

         As of June 30, 2002, December 31, 2001, and December 31, 2000, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $392.3 billion, $367.2 billion, and $326.8 billion par value of securities, respectively (of which approximately 85 percent, 88 percent and 85 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.74 billion, $2.62 billion and $2.47 billion, respectively. As of June 30, 2002, the Note Insurer had reinsured approximately 18 percent of the risks it had written, 30 percent through quota share reinsurance, 12 percent through excess of loss reinsurance, and 58 percent through facultative arrangements.

         The following table sets forth the capitalization of the Note Insurer as of December 31, 2000, December 31, 2001, and June 30, 2002, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Note Insurer has occurred since June 30, 2002.

                                          FINANCIAL GUARANTY INSURANCE COMPANY
                                                  CAPITALIZATION TABLE
                                                  (DOLLARS IN MILLIONS)

                                                                  DECEMBER 31,      DECEMBER 31,      JUNE 30, 2002
                                                                      2000              2001           (UNAUDITED)
                                                                  ------------      ------------      -------------
Unearned Premiums........................................          $    581            $    613          $  652
Other Liabilities........................................               225                 238             446
Stockholder's Equity
     Common Stock........................................                15                  15              15
     Additional Paid-in Capital..........................               384                 384             384
     Accumulated Other Comprehensive Income (Loss).......                23                 (15)             19
     Retained Earnings...................................             1,608               1,623           1,730
                                                                   --------            --------          ------
Total Stockholder's Equity...............................             2,030               2,007           2,148
                                                                   --------            --------          ------
Total Liabilities and Stockholder's Equity...............          $  2,836            $  2,858          $3,246
                                                                   ========            ========          ======


         The audited financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001 and the unaudited financial statements of Financial Guaranty Insurance Company as of June 30, 2002 and for the six month periods ended June 30, 2001 and June 30, 2000, which are included in a Form 8-K filed in connection with the Registration Statement of which this supplement to the prospectus supplement is a part, are hereby incorporated by reference in this supplement to the prospectus supplement.

         Copies of the Note Insurer's quarterly and annual statutory statements filed with the State of New York Insurance Department are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017,
Attention: Corporate Communications Department. The Note Insurer's telephone number is (212) 312-3000.

         NEITHER THE NOTE INSURER NOR FGIC CORPORATION ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT OR ANY OTHER INFORMATION THAT IS PROVIDED TO POTENTIAL PURCHASERS OF THE OFFERED NOTES, OR OMITTED FROM SUCH PROSPECTUS, PROSPECTUS SUPPLEMENT OR OTHER INFORMATION, OTHER THAN WITH RESPECT TO THE ACCURACY OF INFORMATION REGARDING THE NOTE INSURER AND THE POLICY SET FORTH IN THE PROSPECTUS SUPPLEMENT UNDER THE HEADINGS "THE NOTE INSURER" AND "DESCRIPTION OF THE SECURITIES -- THE POLICY," AND IN THIS APPENDIX II.

                                     EXPERTS

         The financial statements of Financial Guaranty Insurance Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three year period ended December 31, 2001 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    APPENDIX III - CERTAIN FINANCIAL INFORMATION ABOUT THE MASTER SERVICER'S SERVICING PORTFOLIO AND MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

         At June 30, 2002 Countrywide provided servicing for approximately $373.63 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2002 Countrywide provided servicing for approximately $8.05 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

                                         DELINQUENCY AND FORECLOSURE EXPERIENCE

                           AS OF DECEMBER 31,          AS OF DECEMBER 31,            AS OF DECEMBER 31,            AS OF JUNE 30,
                                  1999                       2000                          2001                        2002
                         ---------   ----------      ---------   ----------       ---------     ----------    ---------   ----------
                         PRINCIPAL                   PRINCIPAL                    PRINCIPAL                   PRINCIPAL
                          BALANCE    PERCENTAGE       BALANCE    PERCENTAGE        BALANCE      PERCENTAGE     BALANCE    PERCENTAGE
                         ---------   ----------      ---------   ----------       ---------     ----------    ---------   ----------

Portfolio ........  $2,412,534,167.47    --     $3,748,790,561.82    --     $   5,479,012,451.54    --     $8,049,473,872.47   --
Delinquency
percentage
30-59 Days .......  $    5,554,389.27   0.23%   $   14,580,950.53   0.39%   $      28,456,872.07   0.52%   $   27,102,363.47  0.34%
60-89 Days .......  $    2,123,878.51   0.09    $    4,626,810.83   0.12    $       7,555,089.12   0.14         7,013,613.79  0.09
90+ Days .........  $    4,665,157.69   0.19    $   10,660,110.74   0.28    $      21,422,742.71   0.39        14,571,717.55  0.18
                    -----------------   ----    -----------------   ----    --------------------   ----    -----------------  ----
    Total ........  $   12,343,425.47   0.51%   $   29,867,872.10   0.80%   $      57,434,703.90   1.05%   $   48,687,694.81  0.60%
Foreclosure Rate .  $      646,956.56   0.03%   $    1,232,842.13   0.03%   $       3,142,409.33   0.06%   $    4,370,175.30  0.05%
Bankruptcy Rate ..  $    7,706,013.75   0.32%   $    9,192,831.89   0.25%   $      12,681,563.87   0.23%   $   38,342,852.23  0.48%
